As filed with the Securities and Exchange Commission on August 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	21 Firstfield Road, Gaithersburg, Maryland 20878	22-2816046
(State of incorporation)	(Address of principal executive offices)	(I.R.S. Employer Identification No.)

Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan

Novavax, Inc. Amended and Restated 2013 Employee Stock Purchase Plan

(Full Title of the Plan)

Mark J. Casey

Executive Vice President, Chief Legal Officer & Corporate Secretary

Novavax, Inc.

21 Firstfield Road

Gaithersburg, Maryland 20878

(240) 268-2000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Wesley C. Holmes

Elisabeth M. Martin

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116

(617) 880-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) 1,310,300 additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Novavax, Inc. (the “Registrant”) that may be issued and sold pursuant to the Registrant’s Amended and Restated 2013 Employee Stock Purchase Plan, as amended (the “2013 Plan”), and (ii) 9,400,000 additional shares of Common Stock that may be issued pursuant to awards under the Registrant’s Amended and Restated 2015 Stock Incentive Plan (the “2015 Plan”), for which prior Registration Statements on Form S-8 (File Nos. 333-190599, 333-206354, 333-213069,333-219829, 333-226498, 333-233133, 333-243758, 333-258517, 333-266681, 333-273791 and 333-281376) are effective.

Pursuant to General Instruction E of Form S-8, the contents of the above referenced prior Registration Statements on Form S-8, including any amendments thereto, filed with the Securities and Exchange Commission, relating to the 2013 Plan and the 2015 Plan are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

INDEX OF EXHIBITS

Exhibit
Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed on August 10, 2015)
4.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 9, 2019)
4.3	Certificate of Designation of Series A Convertible Preferred Stock of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 19, 2020)
4.4	Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 26, 2024)
5.1*	Opinion of Latham & Watkins LLP
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature pages)
99.1	Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 6, 2026)
99.2	Novavax, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 6, 2026)
107.1*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Gaithersburg, state of Maryland on August 6, 2026.

NOVAVAX, INC.

By:	/s/ John C. Jacobs
John C. Jacobs
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John C. Jacobs, James P. Kelly and Mark J. Casey, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Novavax, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Jacobs	President and Chief Executive Officer	August 6, 2026
John C. Jacobs	and Director (Principal Executive Officer)

/s/ James P. Kelly	Executive Vice President, Chief Financial Officer	August 6, 2026
James P. Kelly	and Treasurer (Principal Financial and Accounting Officer)

/s/ David M. Mott	Chairman of the Board of Directors	August 6, 2026
David M. Mott

/s/ Gregg H. Alton	Director	August 6, 2026
Gregg H. Alton

/s/ Richard H. Douglas	Director	August 6, 2026
Richard H. Douglas

/s/ Rachel K. King	Director	August 6, 2026
Rachel K. King

/s/ Margaret G. McGlynn	Director	August 6, 2026
Margaret G. McGlynn

/s/ Charles W. Newton	Director	August 6, 2026
Charles W. Newton

/s/ Richard J. Rodgers	Director	August 6, 2026
Richard J. Rodgers

/s/ John W. Shiver, Ph.D.	Director	August 6, 2026
John W. Shiver, Ph.D.